
Exhibit 21.1     Subsidiaries of the Registrant
                 ------------------------------


                   Subsidiaries of                                     Date of
                 Medplus Corporation        State of Incorporation  Incorporation
                 -------------------------  ----------------------  -------------

                 Patient Plus Occupational
                 Health Centers, Inc.       Delaware                May, 1996

                 Lincoln Professional
                 Services Corporation       Texas                   Sept., 1991


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